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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Sequoia Systems, Inc. on Form S-4 of our reports dated July 26, 1994, on our audits of the consolidated financial statements and financial statement schedules of Sequoia Systems, Inc. as of June 30, 1993 and 1994 and for the years ended June 30, 1993 and 1994. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 17, 1995